Exhibit 5.1

Mourant Ozannes (Cayman) LLP
94 Solaris Avenue
Camana Bay
PO Box 1348
Grand Cayman KY1-1108
Cayman Islands

T +1 345 949 4123
F +1 345 949 4647

Mingteng International Corporation Inc.

c/o Mourant Governance Services (Cayman) Limited

P.O. Box 1348

94 Solaris Avenue

Camana Bay

Grand Cayman KY1-1108

Cayman Islands

10 June 2026

Mingteng International Corporation Inc. (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with an offering (the Offering) in the United States of (i) 501,834 Class A Ordinary Shares of a par value of $0.00005 each in the Company (the Class A Ordinary Shares); and (ii) pre-funded warrants to purchase up to 629,170 Class A Ordinary Shares of a par value of $0.00005 each in the Company (the Pre-Funded Warrant Shares, together with the Class A Ordinary Shares, the Shares), as described in the Registration Statement and the Prospectus (each, as defined below). This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus other than as expressly stated herein with respect to the issue of the Shares.

1.	Documents reviewed

For the purposes of this opinion, we have only reviewed a copy of each of the following documents:

(a)	the Company's registration statement on Form F-3 (File No. 333-287843) filed with the U.S. Securities and Exchange Commission (the Commission) on 6 June 2025 and declared effective, as amended, by the Commission on 18 November 2025 (the Registration Statement);

(b)	the Company's prospectus included in the Registration Statement (the Base Prospectus), as supplemented from time to time and as most recently supplemented pursuant to a prospectus supplement filed pursuant to Rule 424(b) and dated 10 June 2026 relating to the Offering of the Shares pursuant to the Securities Purchase Agreement (defined below) (the Supplement, and together with the Base Prospectus, the Prospectus);

(c)	the certificate of incorporation of the Company dated 20 September 2021;

(d)	the amended and restated memorandum and articles of association of the Company (the M&A) adopted by special resolution dated 29 May 2026;

(e)	a copy of the Company's register of directors and officers maintained by the registered office provider of the Company and the certificate from a director of the Company dated 10 June 2026 (together with the M&A and the Certificate of Good Standing (defined below), the Company Records);

Mourant Ozannes (Cayman) LLP is registered as a limited liability partnership in the Cayman Islands with registration number 601078

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(f)	the securities purchase agreement dated 9 June 2026 between the Company and each purchaser identified on the signature pages thereto (the Securities Purchase Agreement);

(g)	written resolutions of the board of directors of the Company passed on 9 June 2026 approving the offering of securities and the lodgment of the Registration Statement (the Resolutions); and

(h)	a certificate of good standing dated 9 June 2026, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing).

2.	Assumptions

In giving this opinion, we have assumed (and have not independently verified) that:

2.1	each document examined by us, whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect;

2.2	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the factual representations made in the documents reviewed by us are accurate and complete in all respects;

2.4	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement, the Prospectus or the Securities Purchase Agreement in accordance with the M&A;

2.5	the Resolutions were duly passed, are in full force and effect and have not been amended, varied revoked or superseded in any respect;

2.6	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.7	the Registration Statement and the Prospectus (and each agreement filed as an exhibit thereto) are valid and binding under the laws of the United States of America and the Registration Statement has been duly filed with the Commission;

2.8	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.9	the Company Records were, when reviewed by us, and remain at the date of this opinion, accurate and complete;

2.10	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.11	upon issue of the Shares, the Company will receive in full the consideration for which the Company agreed to issue the Shares, which shall be equal to at least the par value thereof; and

2.12	the Company will have sufficient authorised but unissued share capital to issue each Share.

3.	Opinion

Based upon the foregoing and subject to the qualifications and limitations set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar.

3.2	Based solely on our review of the M&A, the authorised share capital of the Company is US$50,000.00 divided into 998,000,000 Class A Ordinary Shares of a par value of US$0.00005 each and 2,000,000 Class B Ordinary Shares of a par value of US$0.00005 each.

3.3	The issue and allotment of the Shares has been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Prospectus and the Securities Purchase Agreement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The statements under the caption "Enforceability of Civil Liabilities" and "Description of Share Capital" in the Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4.	Qualifications and limitations

4.1	This opinion:

(a)	is limited to the matters expressly stated in it;

(b)	is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion; and

(c)	only relates to the laws of the Cayman Islands which are in force on the date of this opinion.

4.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1 above. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any document and we offer no opinion on any such term or document.

4.3	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not necessarily record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.3, there are no circumstances or matters of fact known to us on the date of this opinion which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4.4	Under Cayman Islands law, good standing means only that, as of the date of issue of the Certificate of Good Standing, the Company has paid all fees and penalties under the Companies Act and is not, to the Registrar's knowledge, in default under the Companies Act. To maintain the Company in good standing, the Company:

(a)	must pay all fees and penalties under the Companies Act; and

(b)	must not be, to the Registrar's knowledge, in default under the Companies Act.

4.5	In this opinion the phrase non-assessable means, with respect to Shares, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances and subject to the M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Governing law

This opinion and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the Cayman Islands on the date of this opinion.

6.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Company's Report on Form 6-K filed with the Commission and to the reference to our name under the heading Exhibits in the Form 6-K. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of Securities Act of 1933, as amended (the Act) or that we come within the category of persons whose consent is required under Section 7 of the Act, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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